EXHIBIT 99.1

SRAX Reports First Quarter of 2018

- Entered a Memorandum of Understanding Regarding SRAXmd -

- Delivered 61% Gross Margins -

LOS ANGELES, May 15, 2018 –Social Reality, Inc. (Nasdaq: SRAX),  a digital marketing and consumer data management and distribution technology platform company, reported results for the quarter ended March 31, 2018.

SRAX’s CEO and Chairman Christopher Miglino, stated, “2018 has been and will be a year of tremendous strategic change as we grow and monetize our verticals as well as launch our consumer data management and distribution system BIGtoken.com. Even as our first quarter experienced its typical seasonality, we achieved a gross margin above historical averages at 61%. Also, during the quarter, we continued to invest in sales, engineering and product development, which yielded several new launches. Regarding SRAXmd, our healthcare vertical, we have entered into a MOU, and our team is working diligently to close the transaction.

“BIGtoken.com development is proceeding quite well. In March, we released our Alpha version to test functionality, reward mechanisms and blockchain mechanics. We are receiving excellent, actionable feedback. As we move into Beta testing, we intend to include additional features with team-oriented components for gaming and social-oriented elements for data gathering. BIGtoken.com will provide a solution to many of today’s privacy concerns by creating an ecosystem where advertisers and marketing companies obtain quality, verified data through secure blockchain technology designed to provide consumers with choice, awareness and rewards. We believe this addition will diversify our product portfolio and drive shareholder value.”

Financial Results: First Quarter 2018 Compared to First Quarter 2017

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Gross revenue was $2.1 million, compared to $5.3 million in the first quarter of 2017, which included high volume, low-margin revenue as well as a larger contribution from SRAX Reach customers.

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Gross margin was 61% on gross profit of $1.3 million, compared to gross margin of 38% on gross profit of $2.0 million in the year ago quarter, reflecting the company’s focus on high-margin revenue.

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Operating expenses were $4.1 million, compared to $5.2 million, which included $847,000 in one-time charges in the first quarter of 2017.

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Loss from operations improved to $2.8 million, compared to $3.2 million in the first quarter of 2017.

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Net loss was $3.6 million, or $0.36 cents per share, compared to $3.9 million, or $0.50 cents per share in the first quarter of 2017.

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Adjusted EBITDA loss was $2.5 million, compared to $1.7 million in the first quarter of 2017.

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Cash and cash equivalents were $190,000 at March 31, 2018, compared to $1.0 million at December 31, 2017.  The company renewed its $4 million credit facility with FastPay in April.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, and certain additional one-time expenses. It is not intended to represent a measure of performance in accordance with accounting principles generally accepted in the United States (GAAP). A detailed description and reconciliation of EBITDA and management's reasons for using this measure is set forth at the end of this press release.

Other Recent Corporate Highlights:

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Entered into a non-binding memorandum of understanding in May 2018.  The closing of the transaction is subject to the completion of due diligence and definitive agreements.  As of the date hereof, none of these conditions have been met.

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Gathered useful feedback from the BIGtoken.com platform Alpha release to begin Beta testing.

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Launched SRAX Social’s Intelligent Budget to facilitate allocation and payment amongst specific campaigns or client profiles.

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Unveiled SRAX Social’s Auto-Boost to automatically enhance social advertising campaigns based on user-set rules and parameters.

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Bolstered SRAXshopper target verified shoppers visiting advertisers’ key retailers with a single intended message across multiple devices and inventory sources.

Conference Call

Management will review the results on a conference call with a live question and answer session today, May 15, 2018, at 4:30 p.m. ET. To access the call, please use passcode 5318221:

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If calling from the United States or Canada, please dial Dial-In Numbers: 1-800-281-7973 to access the live call and 1-844-512-2921 for the replay available until May 29, 2018.

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If calling internationally, please dial 1-323-794-2093 to access the live call and 1-412-317-6671 for the replay.

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The call will be webcast over the internet and accessible at the Company’s website at http://srax.com/investors/ for at least 90 days.

About SRAX
Social Reality, Inc.(NASDAQ: SRAX) is a digital marketing and consumer data management and distribution technology platform company. SRAX's technology delivers the tools to unlock data to reveal brands and content owners' core consumers and their characteristics across marketing channels. Through its blockchain identification graph technology platform, BIG (www.bigtoken.com), SRAX is developing a consumer-powered data marketplace where people will own and sell access to their data thereby providing everyone in the Internet ecosystem transparency, choice and compensation. SRAX's technology and tools deliver a digital competitive advantage for brands in the healthcare, CPG, automotive, sports and lifestyle verticals by integrating all aspects of the advertising experience, including verified consumer participation, into one platform. For more information on SRAX, visit www.srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations, the ultimate outcome of any proposed transaction with SRAXmd, and other risks and uncertainties, all as set forth in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Social Reality and are difficult to predict. Social Reality undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Statements contained in this press release also reference the auction process with regards to SRAXmd.  Although management is optimistic regarding the successful completion of the auction process, there can be no assurances that the process will be completed, will be successful, or that if such process is completed, that it will be on terms favorable to us.

Contact Information:

Kirsten Chapman, LHA Investor Relations, +1 415 433 3777, srax@lhai.com

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$189,888	$1,017,299
Accounts receivable, net	1,734,058	4,348,305
Prepaid expenses	540,753	468,336
Other current assets	300,898	300,898
Total current assets	2,765,597	6,134,838

Property and equipment, net of accumulated depreciation	165,898	154,546

Goodwill	15,644,957	15,644,957
Intangibles - net	1,708,349	1,642,760
Other assets	32,043	28,598

Total assets	$20,316,844	$23,605,699

Liabilities and stockholders' equity

Current liabilities:
Accounts payable and accrued expenses	$4,682,794	$5,010,815
Total current liabilities	4,682,794	5,010,815

Secured convertible debentures, net	2,043,804	1,711,146

Total liabilities	6,726,598	6,721,961

Commitments and contingencies (Note 13)	—	—

Stockholders' equity
Preferred stock, authorized 50,000,000 shares, $0.001 par value, no shares issued or outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Class A common stock, authorized 250,000,000 shares, $0.001 par value, 10,212,738 and 9,910,565 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	10,213	9,911
Class B common stock, authorized 9,000,000 shares, $0.001 par value, no shares issued or outstanding at March 31, 2018 and December 31, 2017, respectively	—	—
Common stock to be issued	10,000	879,500
Additional paid in capital	38,328,359	37,143,033
Accumulated deficit	(24,758,326)	(21,148,706)
Total stockholders' equity	13,590,246	16,883,738

Total liabilities and stockholders' equity	$20,316,844	$23,605,699

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE ENDED MARCH 31, 2018 AND 2017

 (Unaudited)

	Three Months ended March 31,
	2018	2017
Revenues	$2,110,850	$5,326,163
Cost of revenue	818,105	3,279,120
Gross profit	1,292,745	2,047,043

Operating expense
General, selling and administrative expense	4,130,258	4,409,807
Write-off of non-compete agreement	—	468,751
Restructuring costs	—	377,961
Total operating expense, net	4,130,258	5,256,519

Loss from operations	(2,837,513)	(3,209,476)

Other income (expense)
Interest income (expense)	(434,785)	(133,306)
Amortization of debt issuance costs	(332,658)	(578,140)
Total interest expense	(767,443)	(711,446)
Accretion of put warrants	—	—
Exchange Gain or Loss	(4,664)	—
Total other income (expense)	(772,107)	(711,446)

Loss before provision for income taxes	(3,609,620)	(3,920,922)

Provision for income taxes	—	—

Net loss	$(3,609,620)	$(3,920,922)

Net (loss) income per share, basic and diluted	$(0.36)	$(0.50)

Weighted average shares outstanding, basic and diluted	10,037,905	7,844,127

SOCIAL REALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTH PERIOD ENDED MARCH 31, 2018

(Unaudited)

	Three Month Period Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(3,609,620)	$(3,920,922)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock based compensation	166,130	512,442
Amortization of debt issue costs	93,639	578,140
Accretion of put warrants	—	—
Amortization of debt discount	239,018	—
Write-off of non-compete agreement	—	468,751
Provision for bad debts	(425)	(8,277)
Depreciation expense	9,441	3,234
Amortization of intangibles	166,185	107,720
Changes in operating assets and liabilities:
Accounts receivable	2,614,671	1,840,549
Prepaid expenses	(72,416)	2,071
Other assets	(3,445)	—
Accounts payable and accrued expenses	(178,022)	(195,150)
Cash (used) provided by operating activities	(574,844)	(611,442)

Cash flows from investing activities:
Purchase of equipment	(20,793)	(5,821)
Development of software	(231,774)	(135,241)
Cash used in investing activities	(252,567)	(141,062)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	—	3,820,001
Repayments of note payable and PIK interest	—	(3,996,928)
Net cash provided by financing activities	—	(176,927)

Net decrease in cash and cash equivalents	(827,411)	(929,431)
Cash and cash equivalents, beginning of period	1,017,299	1,048,762
Cash and cash equivalents, end of period	$189,888	$119,331

Supplemental schedule of cash flow information:
Cash paid for interest	$340,684	$550,695
Cash paid for taxes	$—	$—

Supplemental Schedule of noncash financing activities:
Common stock issued for preferred stock conversion and vesting grants	$—	$52
Initial derivative liability on issuance of put warrants	$—	$—
Vesting of common stock award	$150,000	$—
Issuance of common stock to be issued	$869,500	$100

SOCIAL REALITY, INC.

NON-GAAP TO GAAP RECONCILIATION

THREE MONTHS ENDED MARCH 31, 2018 AND 2017

(Unaudited)

Social Reality’s management evaluates and makes operating decisions using various financial metrics. In addition to the company's GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA is defined as income from operations before depreciation and amortization expenses, stock-based compensation and one-time financing and transaction expense.  Management believes that this non-GAAP measure provides useful information about Social Reality's operating results. The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.  This non-GAAP measure should be considered a supplement to, and not a substitute for, or superior to, financial measures calculated in accordance with GAAP.

	For the Three Month Period Ended March 31,
	2018	2017
Net Loss	$(3,609,620)	$(3,920,922)
plus
Equity Based compensation	166,130	512,442
Accretion of put liability	—	—
Adjusted net loss	$(3,443,490)	$(3,408,480)
Restructuring Costs	—	377,961
Write-off of non-compete agreement	—	468,751
Exchange Gain or Loss	4,664	—
Interest Expense	767,443	711,446
Depreciation and amortization	175,625	110,954

Adjusted EBITDA	$(2,495,758)	$(1,739,368)

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